                                                                    EXHIBIT  4.1

                           WARRANT PURCHASE AGREEMENT


          This WARRANT PURCHASE AGREEMENT is made as of December 16, 1996, by and among SyQuest Technology, Inc., a Delaware corporation (the "Company"), and Bain & Company, Inc., a Massachusetts corporation (the "Buyer"), with reference to the following facts:

          The Buyer has agreed to perform certain services for the Company as described in a letter between the parties dated even date herewith (the "Letter"), and, as consideration for such services, the Company has agreed to deliver to Buyer common stock purchase warrants (the "Warrants") entitling Buyer to purchase shares (the "Warrant Shares") of unissued common stock ("Common Stock") of the Company, all on the terms and conditions herein. The purchases and sales of the Warrants and the Warrant Shares are and will be effected in reliance on the exemption from registration under the Securities Act of 1933, as amended (the "1933 Act"), provided by Section 4(2) thereof and Rule 506 of Regulation D ("Regulation D") promulgated thereunder by the United States Securities and Exchange Commission (the "SEC"). Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the "Registration Rights Agreement") in substantially the form of Exhibit A attached hereto, pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act.

          NOW, THEREFORE, the Company and the Buyer hereby agree as follows:

          1.  SALES OF WARRANTS.
              -----------------

              1.1   Purchase of Shares and Warrants. As full payment for the
                    -------------------------------
services described in the Letter, the Company shall issue to Buyer a total of four (4) Warrants to acquire 320,000 Warrant Shares in the aggregate. Each of the four (4) Warrants shall be in substantially the form of Exhibit B attached hereto, shall entitle the holder to purchase 80,000 Warrant Shares and shall be granted separately on the following dates (the "Grant Dates"): January 16, 1997; February 16, 1997; March 16, 1997; and April 16, 1997. Notwithstanding the foregoing, if the services of Buyer under the Letter are terminated (a "Termination") by written notice prior to April 16, 1997, Buyer shall be entitled to retain each Warrant relating to a Grant Date that precedes the date of Termination, but shall receive no further Warrants other than a final Warrant for a number of Warrant Shares equal to: (x) 80,000 multiplied by a fraction equal to (y) (i) the number of calendar days elapsed between the Grant Date preceding the date of Termination and the date of Termination (ii) divided by thirty (30). Each Warrant will have an exercise price per Warrant Share equal to the greater of (a) the arithmetic average of the closing sale prices per share, or in the absence of a closing sale price on any day, the closing bid price per share on that day, of the Common Stock, as reported by the Nasdaq National Market for the five consecutive trading days preceding the Grant Date with respect to such Warrant, and (b) the closing sale price per share, or in the absence of a closing sale price, the closing bid price per share, of the Common Stock, as so reported for the trading day preceding such Grant Date, minus $0.10.

               1.2  Deliveries. (a) The following documents shall be executed
                    ----------
and delivered concurrently herewith:

                         (i)  The parties shall deliver the executed
     Registration Rights Agreement; and

                         (ii) The Company shall deliver copies of resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement certified by an officer of the Company.

                    (b) Furthermore, subject to the limitations described in
Section 1.1 in the event of a Termination of Buyer, a Warrant will be delivered by the Company to Buyer on each Grant Date.

          2.   BUYER'S REPRESENTATIONS AND WARRANTIES.  The Buyer hereby
               --------------------------------------
represents and warrants to the Company, and agrees with the Company that on and as of the date of this Agreement:

               2.1  Authorization; Enforcement.  This Agreement is duly and
                    --------------------------
validly authorized, executed and delivered by the Buyer and a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

               2.2  Investment Purpose.  This Agreement is entered with the
                    ------------------
Buyer in reliance upon the Buyer's representation that it is acquiring and will acquire the Warrants and will purchase Warrant Shares (the Warrants and such Warrant Shares being hereinafter collectively called the "Securities") for its own account for investment only and not with a view towards, or for resale in connection with, any public sale or distribution thereof, nor with any present intention of distributing or selling the same except pursuant to effective registrations under the 1933 Act. The Buyer is not acquiring the Securities for the purpose of covering short sale positions in the Common Stock. The Buyer represents that it has full power and authority to enter into this Agreement.

               2.3  Accredited Investor Status. The Buyer is an "accredited
                    --------------------------
investor" as that term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the 1933 Act (an "Accredited Investor") and an "excluded purchaser" for the purpose of Section 25102(f) of the California Corporate Securities Law of 1968, as amended (an "Excluded Purchaser"). On delivery and exercise of the Warrants, the Buyer shall (or shall cause a holder to whom such Warrants have been transferred to), if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Securities so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor and an Excluded Purchaser. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's receipt and/or exercise of the Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the delivery of the Warrant and issuance of its securities on exercise of the Warrant shall not violate any United States federal or state securities law.

               2.4  Reliance on Exemptions.  The Buyer understands that the
                    ----------------------
Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the holder to acquire the Securities.

               2.5  Investment Experience.  The Buyer is an investor in
                    ---------------------
securities of comparable companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

               2.6  Information.  The Buyer has carefully reviewed the
                    -----------
representations concerning the Company contained in this Agreement, and has made detailed inquiry concerning the Company, its business, personnel and competitive position. The Buyer further represents and warrants that in order to make an informed decision in connection with the acquisition of the Securities:

                    (a) The Buyer has reviewed the merits and risks of an investment in the Securities with its own tax and legal counsel, accounting firm and with an investment advisor to the extent deemed advisable by the Buyer;

                    (b) The Buyer recognizes that an investment in the Securities involves a high degree of risk, including, without limitation, the risks arising from the facts that the Company incurred a loss for the quarter and fiscal year ended September 30, 1996, and that no assurance can be given that the Company will not incur continuing losses or will be profitable; and

                    (c) The Buyer: (x) has carefully reviewed the Company's reports filed with the Securities and Exchange Commission including without limitation the Annual Report on Form 10-K for the fiscal year ended September 30, 1996, the Proxy Statement for the Company's 1996 Annual Meeting of Shareholders, the Proxy Statement for the Company's Special Meeting of Shareholders held September 26, 1996 and all Form 8-Ks (and related amendments) filed by the Company since September 30, 1996; (y) has been provided with such additional information with respect to the Company as the Buyer or the Buyer's agent or attorney has requested, and (z) has had the opportunity to discuss such information with members of the management of the Company and any questions that the Buyer had with respect thereto have been answered to the full satisfaction of the Buyer.

               2.7  No Governmental Review.  The Buyer understands that no
                    ----------------------
United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

               2.8  Transfer or Resale.  Buyer understands that the sale of the
                    ------------------
Securities to Buyer is intended to be exempt from registration under the 1933 Act by virtue of Section 4(2) of the 1933 Act and applicable state securities laws. Buyer will not sell, hypothecate or otherwise transfer any or all of the Securities unless: (x) there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (y) Buyer shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, unless waived in writing by the Company, Buyer shall have furnished the Company with an unqualified written opinion of counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel to the effect that the proposed transfer may be effected without registration under the 1933 Act, whereupon the holder of such Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered to the Company.

               2.9  Legends. The Buyer understands that certificates
                    -------
representing the Securities may bear one or all of the following restrictive legends (and a stop-transfer order may be placed against transfer of such certificates):

          (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO SYQUEST TECHNOLOGY, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR SUCH DISPOSITION COMPLIES WITH RULE 144 UNDER SAID ACT."

          (b) Any legend required by the laws of the State of Delaware or the State of California, including any legend required by the California Department of Corporations.

The Company shall issue a certificate without such legend to represent Securities that are lawfully sold (a) pursuant to an effective registration statement under the 1933 Act, or (b) in accordance with an opinion of counsel, received by and in form and substance reasonably acceptable to the Company, to the effect that public sale or transfer of the Securities may be made without registration under the 1933 Act.

               2.10 Brokers' Fees.  The Buyer has not retained any broker or
                    -------------
finder in connection with the transactions contemplated by this Agreement.

          3.   COMPANY'S REPRESENTATIONS AND WARRANTIES.  Subject to and except
               ----------------------------------------
as may be disclosed by the Company in Exhibit C, the Company represents and warrants to the Buyer that on and as of the date of this Agreement:

               3.1  Authorization; Enforcement; Compliance with Other
                    -------------------------------------------------
Instruments.  (i) The Company has the requisite corporate power and authority to
-----------
enter into and perform this Agreement and to issue the Warrants and the Warrant Shares in accordance with the terms hereof and of the Warrants, (ii) the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby and the Exhibits hereto, including the issuance of the Warrant Shares, have been duly authorized by the Company's Board of Directors and no further corporate proceedings are required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

               3.2  Capitalization.  As of the date of this Agreement, the
                    --------------
authorized capital stock of the Company consists of (i) 60,000,000 shares of Common Stock of which, as of the date of this Agreement, approximately 16,330,489 shares were issued and outstanding, and (ii) 4,000,000 shares of preferred stock of which, as of the date of this Agreement there were outstanding 45,560 shares. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock or preferred stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the Company's SEC Documents (defined below), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities, and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act.

               3.3  Issuance of Warrant Shares.  The Warrant Shares are duly
                    --------------------------
authorized and, upon issuance in accordance with the terms hereof and the Warrants, shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

               3.4  SEC Documents, Financial Statements.  Since September 30,
                    -----------------------------------
1995, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein (other than exhibits to incorporated documents), being hereinafter referred to as the "SEC Documents"). The Company has delivered or made available to Buyer or its representative true and complete copies of the SEC Documents, except for such exhibits, schedules and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          4.   COVENANTS.
               ---------

               4.1  Form D.  The Company agrees to file with the SEC a notice on
                    ------
Form D with respect to the Warrant Shares as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing.

               4.2  Reporting Status.  The Company shall file all reports
                    ----------------
required to be filed by it with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination, prior to the earlier of (a) the date as of which the Investors (as that term is defined in the Registration Rights Agreement) may sell all of the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), and (b) the date on which the Investors shall have sold all of the Warrant Shares. The period from the date of this Agreement to the earlier of such dates specified in the preceding sentence is herein called the "Registration Period".

               4.3  Financial Information. The Company agrees to send the
                    ---------------------
following reports to the Buyer during the Registration Period: (a) within five days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; and (b) within one business day after release thereof, a copy of each press release issued by the Company.

               4.4  Reservation of Shares.  The Company shall at all times have
                    ---------------------
authorized and reserved for issuance a sufficient number of shares of Common Stock to provide for the issuance of the Warrant Shares.

               4.5  Listing.  The Company shall use its best efforts promptly to
                    -------
secure the listing of the Warrant Shares, when issued, on each national securities exchange or automated quotation system, if any, on which shares of Common Stock are then listed (subject to official notice of issuance) and to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such Warrant Shares from time to time issuable under the Warrants. The Company shall use its reasonable best efforts to maintain the authorization of the Common Stock for quotation thereon.

          5.   TRANSFER AGENT INSTRUCTIONS.  The Company shall instruct its
               ---------------------------
transfer agent to issue certificates, bearing the restrictive legends specified in Section 2.9, registered in the names of the Buyer, for the Warrant Shares acquired on exercise of the Warrants as therein provided. The Company shall provide instructions and opinions of counsel to its transfer agent in accordance with the Registration Rights Agreement. The Company warrants that no instruction regarding the Warrant Shares, other than the instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 2.8, will be given by the Company to its transfer agent and that the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and the Warrants. Nothing in this Section 5 shall affect in any way the Buyer's obligation and agreement to comply with all applicable securities laws on any resale of Warrants or Warrant Shares. If Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form and substance to the Company, that registration of a resale by such Buyer of any Warrants or Warrant Shares is not required under the 1933 Act, the Company shall permit the transfer and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as may be specified by Buyer consistent with such opinion.

          6.   GOVERNING LAW; MISCELLANEOUS.
               ----------------------------

               6.1  Governing Law.  This Agreement shall be governed by and
                    -------------
construed and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws.

               6.2  Counterparts.  This Agreement may be executed in two or more
                    ------------
identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts shall have been signed by each party and delivered to the other party. If any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause its originally executed signature page to be physically delivered to the other party within five days of the execution and delivery hereof.

               6.3  Headings; References.  The headings of this Agreement are
                    --------------------
for convenience of reference and are not part of this Agreement. References to sections herein refer to sections of this Agreement, except as otherwise indicated. The singular includes the plural and vice versa, as the context may require.

                6.4 Severability.  If any provision of this Agreement shall be
                    ------------
invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

               6.5  Entire Agreement; Amendments.  This Agreement, including the
                    ----------------------------
schedules and exhibits hereto, the Letter, the Warrants and the Registration Rights Agreement together constitute the entire agreement of the parties and supersede all prior or contemporaneous negotiations, correspondence, understandings and agreements, written or oral, regarding the subject matter hereof. Except as specifically set forth herein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to the subject matter hereof. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

               6.6  Notices.  Any notice or other communication required or
                    -------
permitted to be given under this Agreement shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by facsimile if receipt is acknowledged by the addressee, one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being deposited with the United States Postal Service as first class mail, all charges and postage prepaid, properly addressed as follows:

     If to the Company:

          47071 Bayside Parkway
          Fremont, CA  94538
          Telephone:  (510) 226-4000
          Facsimile:  (510) 226-4114
          Attention:  Chief Financial Officer

     With a copy to:

          Shartsis, Friese & Ginsburg, LLP
          One Maritime Plaza, 18th Floor
          San Francisco, CA  94111
          Telephone: (415) 421-6500
          Facsimile: (415) 421-2922
          Attention: M. Greg Allio, Esq.

     If to Buyer:

          Bain & Company, Inc.
          One Embarcadero Center, Suite 3500
          San Francisco, CA  94111
          Telephone: (415) 627-1223
          Facsimile: (415) 627-1033
          Attention: George W. Cogan

Each party shall provide notice to the other party of any change in address.

               6.7  Successors and Assigns.  This Agreement shall bind and inure
                    ----------------------
to the benefit of the parties and their respective successors and assigns. Neither the Company nor Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent shall not be unreasonably withheld).

               6.8  No Third Party Beneficiaries.  This Agreement is intended
                    ----------------------------
for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

               6.9  Survival.  The representations and warranties of the Company
                    --------
and the Buyer in Sections 2 and 3 and the agreements and covenants in Sections 4 and 5 and this Section 6 shall survive after the date of this Agreement.

               6.10 Publicity.  The Company and the Buyer shall have the right
                    ---------
to approve before issuance any press release or other public statement with respect to the transactions contemplated hereby; provided that the Company shall be entitled, without the prior approval of Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although Buyer or its counsel shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

               6.11 Further Assurances.  Each party shall do and perform, or
                    ------------------
cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          IN WITNESS WHEREOF, the Buyer and the Company have caused this Warrant Purchase Agreement to be duly executed as of the date first written above.


COMPANY:                                  BUYER:
-------                                   -----

SYQUEST TECHNOLOGY, INC.                  BAIN & COMPANY, INC.


By:____________________________           By:____________________________
Name:__________________________           Name:__________________________
Its:___________________________           Its:___________________________

                                                                       EXHIBIT A

                         REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of December 16, 1996, by and among SyQuest Technology, Inc., a Delaware corporation (the "Company"), and Bain & Company, Inc. (the "Buyer"), with reference to the following facts:

     In connection with the Warrant Purchase Agreement by and among the parties of even date herewith (the "Purchase Agreement"), the Company has agreed, on the terms of the Purchase Agreement, to issue to the Buyer warrants (the "Warrants") exercisable to acquire shares (the "Warrant Shares") of the Company's Common Stock, par value $.001 per share. To induce the Buyer to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

     1.   DEFINITIONS.  Capitalized terms used and not otherwise defined herein
          -----------
have the meanings respectively ascribed to them in the Purchase Agreement. As used in this Agreement, the following terms have the following meanings:

          1.1 "Investor" means the Buyer and any holder of Warrants or Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in accordance with Section 9.

          1.2 "Register", "registered", and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

          1.3  "Registrable Securities" means the Warrant Shares.

          1.4 "Registration Expenses" means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses.

          1.5 "Registration Statement" or "Registration Statements" means a registration statement or statements of the Company filed with the SEC under the 1933 Act.

          1.6 "Selling Expenses" means all underwriting fees, pro rata expenses, and discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel and other advisers for any Investor.

     2.   REGISTRATION.
          ------------

          2.1  Mandatory Registration. The Company shall use its reasonable
               ----------------------
efforts to prepare and, on or before June 1, 1997, file with the SEC a Registration Statement on Form S-3 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration) (any of which may contain a combined prospectus with other registrations by the Company), covering the resale of the Registrable Securities. The Registration Statement shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock from or as may become issuable on exercise of the Warrants due to stock splits, stock dividends or similar transactions. The Company shall use reasonable efforts to have the Registration Statement declared effective by the SEC promptly after filing. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to and approved by the Buyer or its legal counsel prior to its filing or other submission, which approval shall not be unreasonably withheld and which shall be deemed to be received by the Company if Buyer or its legal counsel makes no objection in writing within five calendar days after such Registration Statement (or other submission) is delivered to Buyer or its legal counsel.

          2.2  Underwritten Offering.  If the offering under the Registration
               ---------------------
Statement pursuant to Section 2.1 involves an underwritten offering, the Investors who hold a majority of the Registrable Securities subject to such underwritten offering shall have the right to select at their expense one legal counsel and an investment banker or bankers and manager or managers to administer their interest in the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company.

          2.3  Piggy-Back Registrations. If at any time prior to the expiration
               ------------------------
of the Registration Period (as hereinafter defined) the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Investor who is entitled to registration rights under this Section 2.3 written notice of such determination. If, within twenty days after receipt of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock that may be included in the Registration Statement because, in such underwriter(s)' good faith judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder; provided that no portion of the equity securities that the Company is offering for its own account shall be excluded. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investors; provided that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities held by persons that are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided further that, after giving effect to the preceding provision, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights or whose registration rights existed prior to the date hereof. No right to registration of Registrable Securities under this Section 2.3 shall be construed to limit any registration required under
Section 2.1. The obligations of the Company under this Section 2.3 may be waived by Investors holding a majority of the Registrable Securities. If an offering in connection with which an Investor is entitled to registration under this Section
2.3 is an underwritten offering, each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in such an underwritten offering using the same underwriter or underwriters and, subject to all provisions of this Agreement, shall enter an underwriting agreement on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

          2.4  Eligibility for Form S-3. The Company represents and warrants
               ------------------------
that it meets the requirements for the use of Form S-3 for registration of the sale by the Investors of the Registrable Securities, and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner to maintain such eligibility for the use of Form S-3. If Form S-3 is not available for sale by the Investors of the Registrable Securities, the Company shall register the sale on another appropriate form.

     3.   REGISTRATION OBLIGATIONS.
          ------------------------

          3.1  Registration Statements. The Company shall use its best efforts
               -----------------------
to keep the Registration Statement effective pursuant to Rule 415 at all times until the earlier of (a) the date as of which the Investors may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (b) the date on which the Investors shall have sold all the Registrable Securities (the "Registration Period"); provided that the Company shall have the right to deregister any of the Registrable Securities at any time after they may be so sold pursuant to Rule 144(k) or are sold in a registration under Section 2.3 and shall not thereafter have any obligation whatsoever to register the Registrable Securities so deregistered. Such Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          3.2  Amendments and Supplements. The Company shall prepare and file
               --------------------------
with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

          3.3  Prospectus Delivery. The Company shall furnish to each Investor
               -------------------
whose Registrable Securities are included in the Registration Statement (a) and shall furnish to such Investor's legal counsel, promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and (b) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request to facilitate the disposition of the Registrable Securities owned by such Investor.

          3.4  Blue Sky Laws.  The Company shall use reasonable efforts to (a)
               -------------
register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investors who hold a majority of the Registrable Securities being offered reasonably request (but in no event in more than five states of the United States), (b) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (d) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4, (2) subject itself to general taxation in any such jurisdiction, (3) file a general consent to service of process in any such jurisdiction, (4) provide any undertakings that cause more than nominal expense or burden to the Company, or (5) make any change in its certificate of incorporation or bylaws, which the Board of Directors of the Company determines to be contrary to the best interests of the Company.

          3.5  Underwriting Agreement.  If Investors who hold a majority of the
               ----------------------
Registrable Securities being offered in the offering select underwriters for the offering, the

Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering, but the Company shall not be required to pay any fees or expenses of such underwriter relating to the Registrable Securities.

          3.6  Corrections. The Company shall promptly notify each Investor and
               -----------
its legal counsel of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

          3.7  Stop Orders. The Company shall use its best efforts to prevent
               -----------
the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (and, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for that purpose.

          3.8  Selling Stockholders' Counsel. The Company shall deliver to a
               -----------------------------
single firm of counsel, designated as selling stockholders' counsel by the Investors who hold a majority of the Registrable Securities being sold, the Registration Statement and all amendments and supplements thereto three (3) business days prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably and timely objects.

          3.9  Comfort Letter and Opinion. At the request of Investors who hold
               --------------------------
a majority of the Registrable Securities being sold, the Company shall furnish on one occasion only and at the expense of the Investors, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with the Registration Statement (a) if required by an underwriter, a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, and (b) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in such form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investors.

          3.10  Due Diligence. The Company shall make available for inspection
                -------------
by any Investor, any underwriter participating in any disposition pursuant to the Registration Statement, one firm of attorneys and one firm of accountants or other agents retained by the Investors, and one firm of attorneys retained by all such underwriters (collectively, the "Inspectors"), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by the Inspectors to enable the Inspectors to exercise their due diligence responsibilities, and cause the Company's officers, directors and employees to supply all information that the Inspectors may reasonably request for purposes of such due diligence; provided that each Inspector shall hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into a confidentiality agreement (in form and substance satisfactory to the Company) with the Company with respect thereto, consistent with and implementing the confidentiality obligations of this Section 3.10. Each Investor agrees that it shall, on learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow and cooperate with the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

          3.11  Investor Information. The Company shall hold in confidence and
                --------------------
not make any disclosure of information concerning an Investor provided to the Company otherwise than for inclusion in any Registration Statement or any prospectus included in any Registration Statement, unless (a) disclosure of such information is necessary to comply with federal or state securities laws, (b) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (c) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (d) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, on learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor and allow such Investor, at such Investor's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

          3.12  Listing. The Company shall use its best efforts to (a) cause all
                -------
the Registrable Securities covered by a Registration Statement to be listed on each national securities exchange on which the Common Stock is then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (b) secure designation and quotation of all the Registrable Securities covered by the Registration Statement on the Nasdaq National Market or (c) if, despite the Company's best efforts to satisfy the preceding clause (a) or (b), the Company is unsuccessful in satisfying the preceding clause (a) or (b), to secure the inclusion for quotation on the Nasdaq SmallCap Market for such Registrable Securities and (d) without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

          3.13  Certificates. The Company shall cooperate with the Investors who
                ------------
hold Registrable Securities being offered and, to the extent applicable, any managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be sold pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or, if there is no managing underwriter or underwriters, the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request. Not later than the date on which any Registration Statement registering the resale of Registrable Securities is declared effective, the Company shall deliver to its transfer agent instructions, accompanied by any reasonably required opinion of counsel, that permit sales of unlegended securities in a timely fashion that complies with then mandated securities settlement procedures for regular way market transactions.

          3.14  Other Action. The Company shall take all other reasonable
                ------------
actions necessary to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to the Registration Statement.

          3.15 The Company shall make generally available to its security holders as soon as practical, but not later than ninety days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

     4.   OTHER OBLIGATIONS OF THE INVESTORS.
          ----------------------------------

          4.1  Investor Information.  At least five days prior to the first
               --------------------
anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor for inclusion in the Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of an Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

          4.2  Cooperation.  Each Investor by such Investor's acceptance of the
               -----------
Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement, in which event such Investor shall have no further rights under this Agreement.

          4.3  Underwriting Agreement.  If Investors holding a majority of the
               ----------------------
Registrable Securities being registered pursuant to the Registration Statement determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required to expedite or facilitate the disposition of the Registrable Securities, unless such Investor notifies the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

          4.4  Corrections. Each Investor agrees that, on receipt of any notice
               -----------
from the Company of the happening of any event of the kind described in Section
3.6 or 3.7, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.6 or 3.7 and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

          4.5  Underwriting Arrangements.  No Investor may participate in any
               -------------------------
underwritten registration hereunder, unless such Investor (a) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements approved by the Investors entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (c) agrees to pay its pro rata share of all underwriting fees, discounts, commissions and expenses.

     5.   EXPENSES OF REGISTRATION.  Except as otherwise specifically provided
          ------------------------
herein, all Registration Expenses incurred in connection with the registrations, filings or qualifications pursuant to Sections 2 and 3 shall be borne by the Company.

     6.   INDEMNIFICATION.  If any Registrable Securities are included in a
          ---------------
Registration Statement under this Agreement:

          6.1  By the Company.  To the extent permitted by law, the Company will
               --------------
indemnify, hold harmless and defend each Investor, each director and officer of and person, if any, who controls such Investor within the meaning of the 1933 Act or the 1934 Act, and each underwriter (as defined in the 1933 Act) for the Investors, and each director and officer of, and each person, if any, who controls, such underwriter within the meaning of the 1933 Act or the 1934 Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) (collectively, "Claims") to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on: (a) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
(c) any violation or alleged violation caused by the Company of the 1933 Act, the 1934 Act, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the preceding clauses (a), (b) and (c) being, collectively, "Violations"). Subject to the restrictions in Section 6.4 with respect to the number of legal counsel, the Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by such Indemnified Person in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary herein, the indemnification agreement in this Section 6.1: (1) shall not apply to a Claim arising out of or based on a Violation that occurs in reliance on and in conformity with information furnished in writing to the Company by, or caused by, any Indemnified Person or underwriter for such Indemnified Person in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3.3; (2) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3.3; (3) shall not be available to the extent that such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company; and (4) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

          6.2  By the Investors. In connection with any Registration Statement
               ----------------
in which an Investor is participating, each such Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6.1, the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based on any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance on and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or to the extent such Claim is based on any violation or alleged violation by the Investor of the 1933 Act, 1934 Act or any other law; and such Investor will reimburse any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such Claim; provided that the indemnity agreement in this Section 6.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; and provided further that the Investor shall be liable under this Section 6.2 for only such amount of a Claim as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to
Section 9.

          6.3  By Others. The Company shall be entitled to receive indemnities
               ---------
from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in any distribution, to the same extent as provided above, with respect to information such persons so furnished in writing expressly for inclusion in the Registration Statement.

          6.4  Procedures.  Promptly after receipt by an Indemnified Person or
               ----------
Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay reasonable fees for only one separate legal counsel for the Investors, and such legal counsel shall be selected by the Investors holding a majority of the Registrable Securities included in the Registration Statement to which the Claim relates. The failure to deliver written notice to the indemnifying party within a reasonable time after the threat or commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this
Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

          7.  CONTRIBUTION.  To the extent that any indemnification by an
              ------------
indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation, and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

          8.  REPORTS UNDER THE 1934 ACT. With a view to making available to the
              --------------------------
Investors the benefits of Rule 144 under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

              8.1 Information. Make and keep public information available, as
                  -----------
those terms are understood and defined in Rule 144;

              8.2  Reports. File with the SEC in a timely manner all reports and
                   -------
other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4.2 of the Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

              8.3  Confirmation. Furnish to each Investor so long as such
                   ------------
Investor owns Registrable Securities, promptly on request, (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (c) such other information as may be reasonably requested to permit the investors to sell such securities pursuant to Rule 144 without registration.

          9.   ASSIGNMENT OF REGISTRATION RIGHTS. The rights to have the Company
               ---------------------------------
register Registrable Securities pursuant to this Agreement shall be automatically assignable by an Investor to any transferee of Registrable Securities if: (a) the Investor holds not less than 50,000 of the Registrable Securities (or Warrants to acquire not less than 50,000 of the Registrable Securities) and agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (d) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to become a party to and be bound by this Agreement, (e) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement, (f) such transferee shall be an "accredited investor" as that term defined in Regulation D under the 1933 Act, and (g) if the assignment occurs after the date of effectiveness of the Registration Statement required to be filed pursuant to
Section 2.1, the transferee agrees to pay all reasonable expenses of amending or supplementing such Registration Statement to reflect such assignment.

     10.  AMENDMENT OF REGISTRATION RIGHTS.  This Agreement may be amended and
          --------------------------------
the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with and only with the written consent of the Company and Investors who hold a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding on each Investor and the Company.

     11.  MISCELLANEOUS.
          -------------

          11.1  Holder. A person or entity is deemed to be a holder of
                ------
Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act on the basis of instructions, notices or elections received from the registered owner of such Registrable Securities.

          11.2  Other Registration Rights Agreements. The parties acknowledge
                ------------------------------------
that the Company has entered into registration rights agreements similar to this Agreement with other persons ("Other Purchasers") that have purchased shares of the Company's capital stock. If the Company hereafter agrees with some or all of the Other Purchasers to amend or otherwise change any of the terms or conditions of the registration rights agreements with them, at the Company's election, in its exclusive discretion, this Agreement shall thereupon be deemed amended or otherwise changed in the same manner and in the same respects, and the Company shall thereupon notify the Investors thereof.

          11.3  Notices. Any notice or other communication required or permitted
                -------
to be given under this Agreement shall be in writing and shall be deemed duly given and received when delivered personally or by courier, when transmitted by facsimile if receipt is acknowledged by the addressee, one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being deposited with the United States Postal Service as first class mail, all charges and postage prepaid, properly addressed as follows:

     If to the Company:

          47071 Bayside Parkway
          Fremont, CA  94538
          Telephone:  (510) 226-4000
          Facsimile: (510) 226-4114
          Attention:  Chief Financial Officer

     With a copy to:

          Shartsis, Friese & Ginsburg
          One Maritime Plaza, 18th Floor
          San Francisco, CA  94111
          Telephone: (415) 421-6500
          Facsimile: (415) 421-2922
          Attention: M. Greg Allio, Esq.

     If to a Buyer, at its address set forth in the notice provision of the Purchase Agreement.

     Each party shall provide notice to the other party of any change in address.

          11.4  Governing Law. This Agreement shall be governed by and construed
                -------------
and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.

          11.5  Severability. If any provision of this Agreement shall be
                ------------
invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          11.6  Entire Agreement.  This Agreement, the Warrants, and the
                ----------------
Purchase Agreement together constitute the entire agreement of the parties and supersede all prior or contemporaneous negotiations, correspondence, understandings and agreements, written or oral, regarding the subject matter hereof.

          11.7  Successors and Assigns. Subject to Section 9, this Agreement
                ----------------------
shall inure to the benefit of and bind the parties hereto and their respective permitted successors and assigns.

          11.8  Headings; References.  The headings in this Agreement are for
                --------------------
convenience of reference only and are not part of this Agreement. References to sections herein refer to sections of this Agreement, except as otherwise indicated. The singular includes the plural and vice versa, as the context may require.

          11.9  Counterparts.  This Agreement may be executed in two or more
               ------------
identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. If any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause its originally executed signature page to be physically delivered to the other party within five days of the execution and delivery hereof.

          11.10 Further Assurances. Each party shall do and perform, or cause to
                ------------------
be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          11.11  Nonwaiver. Failure of any party to exercise any right or remedy
                 ---------
under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.


COMPANY:                                    BUYER:

BAIN & COMPANY, INC.                        SYQUEST TECHNOLOGY, INC.


By:_____________________________            By:___________________________
Name:___________________________            Name:_________________________
Its:____________________________            Its:__________________________

                                                                       EXHIBIT B

THE WARRANT AND ANY SHARES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS; AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO SYQUEST TECHNOLOGY, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

                           SYQUEST TECHNOLOGY, INC.

                         COMMON STOCK PURCHASE WARRANT

Warrant No.___________                               Number of Shares:  [80,000]
Date of Issuance: [______________ 16, 1997]


          SyQuest Technology, Inc., a Delaware corporation (the "Company"), hereby certifies that, Bain & Company, Inc., a Massachusetts corporation ("Holder"), the registered holder hereof, is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at the times and in the manner described below, up to Eighty Thousand (80,000) fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at a purchase price of U.S. $[_____]/*/ per Warrant Share in lawful money of the United States.

          1.   Definitions.
               -----------

               1.1  Defined Terms.  The following terms as used in this Warrant
                    -------------
shall have the meanings indicated as follows:

               "Common Stock" means (a) the Company's Common Stock and (b) any
                ------------
capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

               "Convertible Securities" mean any securities issued by the
                ----------------------
Company which are convertible into or exchangeable for, directly or indirectly, shares of Common Stock.

_________________

/*/ [Each Warrant will have an exercise price per Warrant Share equal to the greater of (a) the arithmetic average of the closing sale price per share, or in the absence of a closing sale price on any day, the closing bid price per share on that day, of the Common Stock, as reported by the Nasdaq National Market for the five consecutive trading days preceding the Grant Date with respect to such Warrant, and (b) the closing sale price per share, or in the absence of a closing sale price, the closing bid price per share, of the Common Stock, as so reported for the trading day preceding such Grant Date, minus $0.10.]

               "Exercise Price" shall be U.S. $_______ per Warrant Share.
                --------------

               "Expiration Date" means the date four years from the date of this
                ---------------
Warrant or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City and County of San Francisco, State of California (a "Holiday"), the next preceding date that is not a Holiday.

               "Securities Act" means the Securities Act of 1933, as amended.
                --------------

               "Transfer" shall include any disposition of any Warrants or
                --------
Warrant Shares or any interest in either thereof that would constitute a sale thereof within the meaning of the Securities Act or applicable securities laws of any state.

               "Warrant" shall mean this Warrant and all Warrants issued in
                -------
exchange, transfer or replacement hereof or thereof.

               1.2  Other Definitional Provisions.
                    -----------------------------

                    (a) Except as otherwise specified herein, all references herein to the Company shall be deemed to include the Company's successors and to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

                    (b) When used in this Warrant, the words "herein", "hereof", and "hereunder", and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section", "Schedule", and "Exhibit" shall refer, respectively, to sections of and Schedules and Exhibits to this Warrant, unless otherwise specified.

                    (c) Whenever the context so requires, each gender includes each other gender, and the singular number includes the plural and vice versa.

                    (d) References herein to the date of this Warrant mean the date of issuance set forth above.

          2.   Exercise of Warrant.
               -------------------

               2.1  Vesting.  Subject to the terms and conditions hereof, this
                    -------
Warrant may be exercised at any time during normal business hours on or after the opening of business on the date hereof and prior to 5:00 P.M. on the Expiration Date. The minimum number of shares of Common Stock that may be purchased upon any partial exercise of the Warrant is ten thousand (10,000) shares and the Warrant shall not be exercisable with respect to a fraction of a share.

               2.2  Manner of Exercise.  The rights represented by this Warrant
                    ------------------
may be exercised by the holder hereof then registered on the books of the Company by (a) delivery of a written notice, in the form of the Subscription Notice attached as Appendix I hereto, of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (b) payment to the Company of an amount in cash or by bank cashier's check in immediately available funds equal to the Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (plus payment in cash or by bank cashier's check of any applicable issue or transfer taxes), for the number of Warrant Shares as to which this Warrant shall have been exercised, and (c) the surrender of this Warrant, properly endorsed, at the principal office of the Company (or at such other agency or office of the Company as the Company may designate by notice to the holder hereof); provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 8 shall be applicable. In the event of any exercise of this Warrant in compliance with this Section 2.2, a certificate or certificates for the Warrant Shares so purchased, registered in the name of, or as directed by, the holder, shall be delivered to, or as directed by, such holder within a reasonable time after such exercise.

               2.3  Issuances.  Unless this Warrant shall have expired or shall
                    ---------
have been fully exercised, the Company shall issue a new Warrant identical in all respects to the Warrant exercised, except (a) it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised, and (b) the holder thereof shall be deemed to have become the holder of record of the Warrant Shares issuable on such exercise immediately prior to the close of business on the date on which such holder shall have complied with the requirements hereof with respect to such exercise, irrespective of the date of delivery of such share certificate, except that, if such date is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open.

          3.   Covenants as to Common Stock.  The Company covenants and agrees
               ----------------------------
that all Warrant Shares that may be issued on exercise of this Warrant will, on issuance, be validly issued, fully paid and nonassessable and that, during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of this Warrant and that the par value of such shares will at all times be less than or equal to the applicable Exercise Price.

          4.   Taxes.  The Company shall not be required to pay any tax or taxes
               -----
attributable to the initial issuance of the Warrant Shares or any permitted transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered holder hereof or upon any transfer of this Warrant.

          5.   Warrant Holder Not Deemed a Stockholder.  No holder, as such, of
               ---------------------------------------
this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer on the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. Notwithstanding the foregoing, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the common stockholders of the Company generally, contemporaneously with the giving thereof to such stockholders.

          6.   No Limitation on Corporate Action.  No provisions of this Warrant
               ---------------------------------
and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

          7.   Representations of Holder.  The holder of this Warrant, by the
               -------------------------
acceptance hereof, represents and warrants to the Company that on and as of the date hereof and on the date of any issuance of the Warrant Shares:

               7.1  Authorization; Enforcement.  This Warrant is duly and
                    --------------------------
validly authorized, executed and delivered by the holder and a valid and binding agreement of the holder enforceable in accordance with its terms.

               7.2  Investment Purpose.  This Warrant is entered with the holder
                    ------------------
in reliance upon the holder's representation that it is acquiring this Warrant and will purchase Warrant Shares (this Warrant and such Warrant Shares being hereinafter collectively called the "Securities") for its own account for investment only and not with a view towards, or for resale in connection with, any public sale or distribution thereof, nor with any present intention of distributing or selling the same except pursuant to effective registrations under the Securities Act. The holder of this Warrant is not acquiring the Securities for the purpose of covering short sale positions in the Common Stock. The holder of this Warrant represents that it has full power and authority to enter into this Warrant.

               7.3  Accredited Investor Status.  The holder is an "accredited
                    --------------------------
investor" as that term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor") and an "excluded purchaser" for the purpose of Section 25102(f) of the California Corporate Securities Law of 1968, as amended (an "Excluded Purchaser"). On exercise of this Warrant, the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor and an Excluded Purchaser. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of the Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities on exercise of the Warrant shall not violate any United States federal or state securities law.

               7.4  Reliance on Exemptions.  The holder of this Warrant
                    ----------------------
understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the holder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the holder set forth herein in order to determine the availability of such exemptions and the eligibility of the holder to acquire the Securities.

               7.5  Investment Experience.  The holder of this Warrant is an
                    ---------------------
investor in securities of comparable companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

               7.6  Information.  The holder of this Warrant has made detailed
                    -----------
inquiry concerning the Company, its business, personnel and competitive position. The holder of this Warrant further represents and warrants that in order to make an informed decision in connection with the acquisition of the
Securities:

                    (a) The holder of this Warrant has reviewed the merits and risks of an investment in the Securities with its own tax and legal counsel, accounting firm and with an investment advisor to the extent deemed advisable by the holder;

                    (b) The holder of this Warrant recognizes that an investment in the Securities involves a high degree of risk, including, without limitation, the risks arising from the facts that the Company incurred a loss for the quarter and fiscal year ended September 30, 1996, and that no assurance can be given that the Company will not incur continuing losses or will be profitable; and

                    (c) The holder: (x) has carefully reviewed the Company's reports filed with the Securities and Exchange Commission; (y) has been provided with such additional information with respect to the Company as the holder or the holder's agent or attorney has requested; and (z) has had the opportunity to discuss such information with members of the management of the Company and any questions that the holder had with respect thereto have been answered to the full satisfaction of the holder of this Warrant.

               7.7  No Governmental Review.  The holder of this Warrant
                    ----------------------
understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          8.   Transfer; Opinions of Counsel; Restrictive Legends.
               --------------------------------------------------

                    (a) The holder of this Warrant understands that (i) except as provided in the Registration Rights Agreement, this Warrant and the Warrant Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of, unless
(a) registered thereunder, or (b) such holder shall have delivered to the Company an unqualified written opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the securities to be sold, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of may be so disposed of pursuant to an exemption from such registration; (ii) any sale of such securities made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of that Rule and, if that Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities
Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities (other than pursuant to the Registration Rights Agreement) under the Securities Act or any state securities law or to comply with the requirements and conditions for any exemption thereunder.

                    (b) The holder agrees and understands that the certificates representing the Warrant Shares may bear one or all of the following restrictive legends (and a stop-transfer order may be placed against transfer of such stock certificates):

                         (1) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE
NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO SYQUEST TECHNOLOGY, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH OFFER, SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS."

                         (2)  Any legend required by the laws of the State of
Delaware or the State of California, including any legend required by the California Department of Corporations.

The Company shall issue a certificate without such legend to represent Warrant Shares lawfully sold by the holder in accordance with this Warrant (a) pursuant to an effective registration statement under the Securities Act, or (b) in accordance with an opinion of counsel, received by and in form and substance reasonably acceptable to the Company, to the effect that public sale or transfer of the Warrant Shares may be made without registration under the Securities Act.

          9.   Adjustments.
               -----------

               9.1  Reclassification and Reorganization.  In case of any
                    -----------------------------------
reclassification, capital reorganization or other change of outstanding shares of the Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or similar change of outstanding shares of

Common Stock), the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable on such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased on exercise of the Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation or merger. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments pursuant to this Section 9. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations or mergers. If the consideration received by the holders of Common Stock is other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company acting in good faith.

               9.2  Dividends and Stock Splits.  If and whenever the Company
                    --------------------------
shall effect a stock dividend, a stock split, a stock combination, or a reverse stock split of the Common Stock, the number of Warrant Shares purchasable hereunder and the Exercise Price shall be proportionately adjusted in the manner determined by the Company's Board of Directors acting in good faith. The number of shares, as so adjusted, shall be rounded down to the nearest whole number and the Exercise Price shall be rounded to the nearest cent.

          10.  Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is
               --------------------------------------------
lost, stolen or destroyed, the Company shall, on receipt of an indemnification undertaking reasonably satisfactory to the Company, issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen or destroyed. If this Warrant is mutilated, the Company shall, on receipt of the mutilated Warrant, issue a new Warrant of like tenor as the mutilated Warrant.

          11.  Notice.  Any notice or other communication required or permitted
               ------
to be given under this Warrant shall be in writing and shall be deemed duly given and received when delivered personally or by courier, when transmitted by facsimile if receipt is acknowledged by the addressee, one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being deposited with the United States Postal Service as first class mail, all charges and postage prepaid, properly addressed as follows:

          If to the Company:

               47071 Bayside Parkway
               Fremont, CA 94538
               Telephone:  (510) 226-4000
               Facsimile:  (510) 226-4114
               Attention:  Chief Financial Officer

          With a copy to:

               Shartsis, Friese & Ginsburg, LLP
               One Maritime Plaza, 18th Floor
               San Francisco, CA 94111
               Telephone:  (415) 421-6500
               Facsimile:  (415) 421-2922
               Attention:  M. Greg Allio, Esq.

          If to Holder, to it at its address set forth below its signature hereon.

Each party shall provide notice to the other party of any change in address.

          12.  Miscellaneous.  This Warrant and any term hereof may be changed,
               -------------
waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such change, waiver, discharge or termination is sought. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Warrant shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.

          13.  Survival.  The provisions of Sections 7 and 8 shall survive any
               --------
exercise hereof and the Expiration Date and continue in full force and effect as to any Warrant Shares or other securities issued on the exercise of this Warrant.

                                        SYQUEST TECHNOLOGY, INC.


                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________

ACCEPTED:
--------

BAIN & COMPANY, INC.


By:_______________________________
Name:_____________________________
Title:____________________________

Address:
One Embarcadero Center, Suite 3500
----------------------------------
San Francisco, CA  94111
----------------------------------

                             APPENDIX I TO WARRANT
                             ---------------------


                               SUBSCRIPTION FORM

       TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

                           SYQUEST TECHNOLOGY, INC.


          The undersigned hereby exercises the right to purchase the number specified below, which shall not be less than 10,000, of the Warrant Shares covered by this Warrant according to the conditions thereof and herewith makes payment of U.S. $_______________, the product of the Exercise Price multiplied by such number of Warrant Shares.

          The undersigned further certifies that:

          1. It is acquiring the Warrant Shares for its own account and not as nominee for any other party, for investment and not with a view to, or sale in connection with, any distribution thereof, nor with any present intention of distributing any of the same; and

          2. As of this date, it is an "accredited investor" as such term is defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act and an "excluded purchaser" for purposes of section 25102(f) of the California Corporate Securities Law of 1968, as amended.


Dated:________________,______.          ______________________________________
                                                    Name of Holder

                                        By:___________________________________
                                        Name:_________________________________
                                        Title:________________________________

                                        Address:______________________________
                                        ______________________________________
                                        ______________________________________
                                        ______________________________________


                                        Number of Warrant Shares
                                         Being Purchased:_____________________